UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2021

DYCOM INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600,
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Indenture and 4.50% Senior Notes due 2029

On April 1, 2021, Dycom Industries, Inc. (“Dycom”) completed its previously announced notes offering (the “Offering”) of $500 million aggregate principal amount of 4.50% senior notes due 2029 (the “Notes”). The Notes are guaranteed on a senior unsecured basis, jointly and severally, by all of Dycom’s domestic subsidiaries that guarantee its Senior Credit Facility (as defined below). The Notes were issued under an indenture, dated as of April 1, 2021 (the “Indenture”), by and among Dycom, the subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

Net proceeds from the Offering were approximately $317.1 million, reflecting the repayment on April 1, 2021 of $66.3 million of term loan borrowings under the Senior Credit Facility and $105.0 million of borrowings under the revolving portion of the Senior Credit Facility, the payment of transaction fees and estimated expenses. Additionally, on March 15, 2021, Dycom made a principal payment of $5.6 million on its term loans under the Senior Credit Facility. Dycom expects to use $58.3 million of the net proceeds for the repayment in full of its outstanding 0.75% convertible senior notes due September 2021 (the “Convertible Notes”) and to utilize the remaining net proceeds for working capital and general corporate purposes.

Immediately following the closing of the transactions, Dycom has outstanding debt balances of $500.0 million aggregate principal amount of Notes, $350.0 million of term loan borrowings under the Senior Credit Facility and $58.3 million aggregate principal amount of Convertible Notes. There were no outstanding borrowings on the $650.0 million revolving portion of Dycom's Senior Credit Facility.

The Notes will mature on April 15, 2029. Interest on the Notes accrues at the rate of 4.50% per annum and is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2021.

The Notes are unsecured senior obligations of Dycom and will rank equally in right of payment with all of its existing and future unsubordinated indebtedness, rank senior in right of payment to any of its future indebtedness that expressly provides for its subordination to the Notes, be structurally subordinated to all of the existing and future indebtedness and other liabilities of its subsidiaries that are not guarantors of the Notes, and be effectively subordinated to all of its existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness (including obligations under the Senior Credit Facility).

The guarantees of the Notes are unsecured senior obligations of the Guarantors and will rank equally in right of payment with all of the Guarantors’ existing and future unsubordinated indebtedness, senior in right of payment to any future indebtedness of the Guarantors that expressly provides for its subordination to the guarantees, and be effectively subordinated to all existing and future secured indebtedness of the Guarantors to the extent of the value of the assets securing such indebtedness (including the Guarantors’ guarantees of Dycom’s obligations under its Senior Credit Facility).

Dycom may redeem some or all of the Notes on or after April 15, 2024 at redemption prices specified in the Indenture, plus accrued and unpaid interest to the redemption date. Dycom may redeem some or all of the Notes on or prior to April 15, 2024, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the applicable “make-whole premium,” plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, at any time prior to April 15, 2024, Dycom may redeem up to 40% of the aggregate principal amount of the Notes with funds in an aggregate amount not exceeding the net cash proceeds from certain equity offerings at a redemption price equal to 104.50% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Upon the occurrence of a Change of Control (as defined in the Indenture), Dycom must make an offer to repurchase all of the outstanding Notes at a price in cash equal to at least 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture contains covenants that, among other things, limit the ability of Dycom and certain of its subsidiaries to (i) incur additional debt and issue certain preferred stock, (ii) pay certain dividends on, repurchase, or make distributions in respect of, their capital stock or make other restricted payments, (iii) enter into agreements that place limitations on distributions from restricted subsidiaries, (iv) guarantee certain debt, (v) make certain investments, (vi) sell or exchange certain assets, (vii) enter into transactions with affiliates, (viii) create certain liens, and (ix) consolidate, merge or transfer all or substantially all of their assets. These covenants are subject to a number of exceptions, limitations and qualifications as set forth in the Indenture.

The Indenture also contains customary events of default including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of Dycom or certain of its subsidiaries. Upon an event of default, either the holders of at least 30% in principal amount of the then-outstanding Notes or the Trustee may declare the Notes immediately due and payable, subject to certain exceptions, or in certain circumstances, the Notes automatically will become due and immediately payable.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes were offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

The Indenture is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. The descriptions of the Indenture and the Notes herein do not purport to be complete and are qualified in their entirety by reference to Exhibit 4.1.

Amendment to Senior Credit Facility

Concurrently with the Offering, Dycom, the Guarantors, the lenders named therein (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, and other parties named therein entered into a First Amendment to the Amended and Restated Credit Agreement and First Amendment to the Amended and Restated Pledge Agreement (the “Senior Credit Facility Amendment”) to that certain Amended and Restated Credit Agreement, dated as of October 19, 2018 (the “Amended and Restated Credit Agreement”, and as amended by the Senior Credit Facility Amendment, the “Senior Credit Facility”) and the related pledge agreement.

The Senior Credit Facility Amendment, among other things, (i) extends the maturity date of the Senior Credit Facility to April 2026, (ii) reduces the revolving credit facility under the Senior Credit Facility from $750.0 million to $650.0 million, (iii) reduces the term loan facility under the Senior Credit Facility from $450.0 million to $350.0 million, and (iv) adjusts certain covenants as described therein. The Senior Credit Facility also contains a $200.0 million sublimit for the issuance of letters of credit and a $50.0 million sublimit for swingline loans. Subject to certain conditions, the Senior Credit Facility provides Dycom the ability to enter into one or more incremental facilities, either by increasing the revolving commitments under the Senior Credit Facility and/or in the form of term loans, up to the greater of (i) $350.0 million and (ii) an amount such that, after giving effect to such incremental facilities on a pro forma basis (assuming that the amount of the incremental commitments is fully drawn and funded), the consolidated senior secured net leverage ratio does not exceed 2.25 to 1.00.

The Senior Credit Facility Amendment, which includes as Annex A thereto the restated Senior Credit Facility giving effect to the Senior Credit Facility Amendment, is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Senior Credit Facility Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1. For a description of the Amended and Restated Credit Agreement, see the Form 8-K filed by Dycom on October 22, 2018, which is hereby updated by the foregoing description of the Senior Credit Facility.

This Form 8-K shall not be considered to be a notice of redemption pursuant to the indenture governing Dycom’s existing Convertible Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Indenture, dated as of April 1, 2021, among Dycom Industries, Inc., the subsidiary guarantors and U.S. Bank National Association, as Trustee.

10.1	First Amendment to Amended and Restated Credit Agreement and First Amendment to Amended and Restated Pledge Agreement, dated as of April 1, 2021, among Dycom Industries, Inc., as the Borrower, the subsidiaries of Dycom identified therein, certain lenders named therein, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, and other parties named therein.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2021

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Vice President, General Counsel and Corporate Secretary